EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Neff Corp. on Form S-1 of our report dated March 11, 1998 on the financial statements of Neff Corp. and subsidiaries as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, appearing in the Prospectus, which is part of this Registration Statement, and of our report also dated March 11, 1998 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE, LLP

Miami, Florida

March 13, 1998

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     The consolidated financial statements reflect the 84.65 for one stock split of the Company's outstanding common stock which is to be effected on or about April 24, 1998. The above consent is in the form which will be furnished by Deloitte & Touche LLP upon completion of such stock split, which is described in Note 1 to the consolidated financial statements and assuming that from March 13, 1998 to the date of such stock split, no other events shall have occurred that would affect the accompanying consolidated financial statements and notes thereto.

DELOITTE & TOUCHE, LLP

Miami, Florida
March 13, 1998

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                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Neff Corp. on Form S-1 of our report dated February 27, 1998 on the financial statements of Richbourg's Sales & Rentals, Inc. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE, LLP

Charlotte, North Carolina

March 13, 1998